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                                                                    EXHIBIT 21.1

                               NARA BANCORP, INC.

                         SUBSIDIARIES OF THE REGISTRANT


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                                   Jurisdiction of Incorporation
Name                                    or Organization                      Type
----                               -----------------------------             ----
Nara Bank, National Association           United States                    National Bank
Nara Bancorp Capital Trust I              Delaware                         Statutory Business Trust
Nara Loan Center Corporation              New Jersey                       Corporation
Nara Statutory Trust II                   Connecticut                      Statutory Business Trust
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